                                                                Exhibit 10.59



           RAILAMERICA, INC. NONQUALIFIED DEFERRED COMPENSATION TRUST



           This RailAmerica, Inc. Nonqualified Deferred Compensation Trust Agreement is made this 3rd day of January, 1997 by and between RailAmerica, Inc. (the "Company") and Donald D. Redfearn (the "Trustee");

         WHEREAS, the Company has adopted the nonqualified deferred compensation Plans as listed in Appendix One hereto and may adopt additional nonqualified deferred compensation Plans for the benefit of eligible employees (the "Plan");

         WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;

         WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

1.       ESTABLISHMENT OF TRUST.

         (a) The Company hereby deposits with the Trustee in trust the amount shown on Appendix Two hereto, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b)     The Trust hereby established is irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth.
                 Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.


2.               PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

         (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

          3.     TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
                 TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

         (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                          (1)     The Board of Directors and the Chief
Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                          (2)     Unless the Trustee has actual knowledge of
the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                          (3)     If at any time the Trustee has determined
that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

                          (4)     The Trustee shall resume the payment of
benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (a) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

4.               PAYMENTS TO COMPANY.

        Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

5.       INVESTMENT AUTHORITY.

         (a) The Trust Fund shall be held in trust by the Trustee and shall be invested and reinvested as provided in this Section 5, without distinction between principal and income and without regard to the restrictions of the laws of the State of Florida, or any other jurisdiction, relating to the investment of Trust Funds. The Trustee shall invest and reinvest the Trust Fund in its discretion, except as otherwise directed by the Company, or in accordance with Section 5(d) in accordance with the directions of an Investment Manager. The Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendation with respect to the disposition or continued retention of any such investment.

         (b) In addition to the more general investment powers provided below, the Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants. The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (c) The Company shall establish specific investment policies and guidelines for Trust Funds. The Trustee shall be responsible only for investing the Trust Fund in accordance with such policies and guidelines. If any change in such policies or guidelines is subsequently deemed appropriate, notice of such change shall be promptly communicated by the Company to the Trustee, but the Trustee shall be under no duty to take or refrain from taking any action based on such changes prior to receiving such notice.

         (d)     The Company may appoint one or more than one Investment
Manager to direct the investment of the Trust Fund. Upon the effective date of such appointment, such Investment Manager shall have the sole power, without prior consultation with the Trustee, to manage and direct the acquisition and disposition of the Trust Fund. The Investment Manager shall keep such records and make such reports to the Trustee as may be specified in the agreement appointing such Investment Manager. The Company at its discretion also may terminate the appointment of any Investment Manager. The Company shall notify the Trustee of such termination and, in the absence of specific directions from the Company or the appointment of a successor Investment Manager for the Investment Account, the Company shall be responsible for the management and control of the assets formerly managed by the Investment Manager.

         (e) To the extent neither the Company nor an Investment Manager furnishes directions as to the investment of the Trust Fund, the Trustee may retain uninvested cash or cash balances, without being required to pay interest thereon, or may invest such assets in short-term investments and one of the commingled funds described in Section 5(f)(8).

         (f) The Trustee shall have the power to do all things and execute such instruments as it may deem necessary or proper to carry out its responsibilities under this Trust Agreement, including the following powers:

                          (1)     To invest any and all monies in stock of the
Company, other stocks, bonds, securities, insurance policies insuring the lives of employees covered by any Plan, mutual funds, investment company or trust shares, mortgages, notes, choses in action, real estate, improvements thereon, and other property acceptable to the Trustee;

                          (2)     To sell, exchange, or otherwise dispose of
any property at any time held or acquired by the Trust Fund, at public or private sale, for cash or on terms, without advertisement, including the right to lease for any term;

                          (3)     To vote in person or by proxy any corporate
stock or other security and to agree to or take, or refrain from taking, any other action necessary or appropriate for a shareholder or owner in regard to any reorganization, merger, consolidation, liquidation, bankruptcy or other procedure or proceeding affecting any stock, bond, note or other property;

                          (4)     To compromise, settle, adjust or otherwise
act in any reasonable manner whatsoever on any claim or demand by or against the Trust Fund and to agree to any rescission or modification of any contract or agreement affecting the Trust Fund;

                          (5)     To deposit any stock, bond or other security
in any depository or other similar institution and to register any stock, bond or other security in the name of any nominee, ithout the addition of words indicating that such security is held in a fiduciary capacity, but accurate records shall be maintained showing that such security is a Trust Fund asset and the Trustee shall be responsible for the acts of such depository or nominee;

                          (6)     To hold cash (including, without limitation,
in non-interest bearing accounts) in such amounts and for such time as may be in its opinion reasonable for the proper management of the Trust Fund;

                          (7)      To grant, sell, purchase, or exercise any
option of any kind or description whatsoever to purchase or sell any security or other property which is a permissible investment under this Section 5, provided the Trustee in no event shall grant or sell any option under which any person can require the Trust Fund to sell any security or other property which the Trust Fund at the time of such grant or sale does not hold in an amount sufficient to cover such option and any other outstanding option granted or sold by the Trustee, and the Trustee in no event shall dispose of any security or other property covering any option until such option is exercised or otherwise expires;

                          (8)     To invest all, or any part, of the assets of
the Trust Fund in any common, collective or group trust fund which is maintained under section 584 of the Code or Revenue Ruling 81-100, 1981-1 C.B. 326, by the Trustee or any bank which is a member of an "affiliated group" (as that term is defined in section 1504 of the Code) with the Trustee, the provisions of which common, collective or group trust fund upon such investment shall automatically be adopted and made a part of this Trust Agreement for the period such investment is made in such common, collective or group trust fund;


                          (9)     To make such other investments without regard
to any law now or hereafter in force limiting the investments of trustees or other fiduciaries.

                  (g) With respect to any policy of life insurance that the Trustee owns or under which the death benefits are made payable to the Trustee, the Trustee shall have the following specific powers and responsibilities:

                          (1)     If the Trustee is the owner of any such
policy, the Trustee reserves all available benefits, privileges, payments, dividends, surrender values, options, conversion rights and elections, including the right at any time or times to change the beneficiary, to borrow or otherwise receive the surrender value, to pledge or assign the policy or its proceeds as collateral security for any loan which the owner or owners may obtain from any lender, including a Trustee under this agreement individually or a parent or affiliate company, and to withdraw the policy if deposited with the trustees, without any duty on the trustees to see its return.

                          (2)     Upon the death of the insured under the
policy the Trustee shall take such action as they deem best to collect the policy proceeds, paying the expenses of collection from the Trust Fund, but the Trustee need not enter into or maintain any litigation to enforce payment on the policy until indemnified to their satisfaction against all expenses and liabilities to which it might by any such litigation be subjected. The Trustee may release the insurance company from its liability under the policy and make any compromise which the trustees deem proper.

                          (3)     The insurance company shall not take notice
of the provisions of this Agreement or see to the application of the policy proceeds, and the Trustee's receipt to the insurance company shall be a complete release for any payment made and shall bind every participant or beneficiary under this Agreement.

         6.      DISPOSITION OF INCOME.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         7.      ACCOUNTING BY TRUSTEE.

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         8.      RESPONSIBILITY OF TRUSTEE.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         9.      COMPENSATION AND EXPENSES OF TRUSTEE.

                 The Company shall pay all administrative and the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

         10.     RESIGNATION AND REMOVAL OF TRUSTEE.

                 (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 45 days after receipt of such notice unless the Company and the Trustee agree otherwise.

                 (b) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee.

                 (c) Upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for 5 years.

                 (d) If the Trustee resigns or is removed within 5 years of a Change of Control, as defined herein, the Trustee shall select asuccessor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of the Trustee's resignation or removal.

                 (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

                 (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) and (b) of this section.
If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         11.     APPOINTMENT OF SUCCESSOR.

         (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) If the Trustee resigns or is removed pursuant to the provisions of Section 10(d) hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         12.     AMENDMENT AND TERMINATION.

         (a) The Trust is irrevocable but this Agreement may be amended with the written consent of the Trustee and all beneficiaries. No amendment will be permitted that would vest the assets of the Trust in, or at the direction of, the Company except as required pursuant to Section 1(d) hereof.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

         13.     MISCELLANEOUS.

         (a) Any provisions of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         (d) For purposes of this Trust, Change of Control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ('Act'), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated the Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

         14.     EFFECTIVE DATE.

                 The effective date of this Trust Agreement shall be January 3, 1997.


         The Company and the Trustee have executed this Trust Agreement effective as provided herein.


                                           RAILAMERICA, INC.

                                           By:/s/ Donald Redfearn
                                              -----------------------------
                                           TITLE:  EXECUTIVE VICE PRESIDENT
ATTEST:

(CORPORATE SEAL)



By:/s/ Larry W. Bush
   ------------------------
   Ass't. Secretary

                                           TRUSTEE:

                                           /s/ Donald D. Redfearn
                                           --------------------------------
                                           Donald D. Redfearn

                                  APPENDIX ONE
                                       TO
           RAILAMERICA, INC. NONQUALIFIED DEFERRED COMPENSATION TRUST




   Plans Currently in Place Reflecting Agreements with the Following Employees:

   1.      Nonqualified Deferred Compensation Agreement with Gary O. Marino.

   2.      Nonqualified Deferred Compensation Agreement with John Marino.

                                  APPENDIX TWO
                                       TO
           RAILAMERICA, INC. NONQUALIFIED DEFERRED COMPENSATION TRUST




         The amount of the initial deposit to the RailAmerica, Inc. Nonqualified Deferred Compensation Trust is ___________________________ Dollars ($____________).